                        NEWS RELEASE

FOR IMMEDIATE RLEASE
JULY 9, 2007
Contact :
Fabrizzio P. Busso-Compana
Crystal International Travel Group Inc.
2160 HeadquartersPlaza 10th Floor
Morristown, New Jersey07960
973-644-0900- fpbusso@crystalitg.com

CRYSTAL INTERNATIONAL TRAVEL TO ACQUIRE FLYING DUTCHMEN TRAVEL™

Morristown, New Jersey, July 9, 2007 (Business Wire), Crystal International Travel Group, Inc. (OTCBB: CINT) announced today that it has entered into a stock purchase agreement to purchase Flying Dutchmen Travel™, Santa Rosa, California.

“The acquisition will add a projected first year revenue of $11 million to CINT’s growing business”, said CINT CEO, Fabrizzio Busso-Campana, during a recent analyst meeting. The Flying Dutchman Travel, in business for over 33 years, is a premier travel agency serving Northern California. FDT is a member of the Signature Travel Network. The agency is noted for creating themed travel events for such notables as John Tesh, and popular listener cruises for a multitude of radio stations.

CINT’s IntelliFares™ product will add greatly to the existing revenue flow of FDT, while at the same time FDT’s expertise in Cruise Travel, themed products and other successful travel ventures will add to CINT’s revenue. The marriage of industry leaders Fabrizzio Busso-Campana from CINT, Tracy Michaels and Ann Macker from FDT, and Robert H. Troni, President of the IntelliFares™ subsidiary and a former American Airlines senior executive, rounds out the company’s World-Wide network for IntelliFares™ and other new products to be introduced during the year.

The acquisition is subject to the closing of financing and other standard closing requirements. The acquisition is expected to close during the company’s 1st fiscal quarter, which ends October 31, 2007.

About Crystal InternationalTravel Group: Crystal International is a multi-asset travel business focused on creating forward-looking products aimed at the future of travel. One such product is IntelliFaresTM, a subscription service where Predictable Pattern Travelers (Timeshare and vacation homeowners, recurring cruisers, college students, etc.) can purchase “five years of travel at less than today’s price.”  The patent pending process integrates forward and bulk purchasing disciplines with financial management methodology in partnership with UBS in order to lock in aprice for the consumer over a five-year time horizon. It also provides a revenue share for distributors, reversing the decline in commissions available to the airline ticket distribution community. Details can be found at www.IntelliFares.com.

SafeHarbor Statement This press release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the views of Crystal International Travel Group, Inc. s (the “Company”) management regarding current expectations and projections pertaining to future events and are based on currently available information. The statements involve a number of risks and uncertainties, including the Company’s ability to meet the closing conditions required by the FDT purchase, successfully launch and stabilize its IntelliFares product, and other factors described in the Company's respective filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also may have material adverse effects on Crystal’s business, financial conditions and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as anticipates, estimates, expects, is in process, intends, plans and believes, among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The Company is not under any obligation and does not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.